EIN PRESSWIRE

Bigfoot Project Investments Inc. (BGFT) Announces Completion of Filming for First Movie in New Production Contract

BGFT Has Completed Filming on the First of Five Fact/Based Movies Featuring The Dark and Violent Side of Bigfoot

REDWOOD CITY, CA, UNITED STATES, August 23, 2017 /EINPresswire.com/ -- Bigfoot Project Investments Inc. traded on the OTC Markets under the Ticker BGFT is proud to announce the completion of filming of the first of five fact based thrillers featuring stories reflecting the "Dark and Violent Side of Bigfoot".

As a result of the completion of filming the Company was able to recognize revenue of an additional $73,500 in the fiscal year ending July, 31, 2017.

This first film was based on two actual encounters of the creature that resulted in the violent deaths of two people as well as an attack which resulted in the death of a creature. Join the Searching for Bigfoot field team led by Tom Biscardi "The Real Bigfoot Hunter" as they get more than they bargained for when investigating the disappearance of a hiker and the mutilation of a couple.

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The team is led in their research to a top secret nuclear testing facility and mutated creatures that reportedly inhabit the woods surrounding the compound.

Their search leads them to seek out a former nuclear testing facility employee who now lives a secluded life in the woods along with these
mutated animals.

Along the way they gain the unwanted attention of unknown government agents who watch their every move as they search for the truth behind several recent disappearances in the local area that are rumored to involve a very large and violent creature.

The next film is being scripted and the locations have been identified. Stay tuned for the Dark and Violent updates!

SARA REYNOLDS
Bigfoot Project Investments Inc.
8162690777, 8164423364
email us here


CLASSIC BIGFOOT FILMS
BIGFOOT LIVES 2
FIRST TIME, NEVER-BEFORE-SEEN FOOTAGE OF THE CREATURE!
He's always there, watching, waiting, wanting.
In The Shadow of...
ANATOMY OF A BIGFOOT
HOAX
HOAX OF THE CENTURY
Re-Release


PURSUIT
THE SEARCH FOR BIGFOOT
Found Footage Film